EXECUTION

THIS TRUST AGREEMENT (this “Trust Agreement”) dated as of June 1, 2007, is executed by and among GS MORTGAGE SECURITIES CORP., as depositor (the “Depositor”), U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as trustee pursuant to the Underlying Trust Agreement (as defined below) (the “Trustee”) and WELLS FARGO BANK, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”).

WITNESSETH

WHEREAS, the Trustee, the Master Servicer and the Securities Administrator have entered into the Master Servicing and Trust Agreement (the “Underlying Trust Agreement”) dated as of June 1, 2007 together with GS Mortgage Securities Corp., as depositor, and the custodians named therein, creating and establishing GSR Mortgage Loan Trust 2007-4F (the “Underlying Trust”);

WHEREAS, the Underlying Trust has issued a series of certificates known as the Mortgage Pass-Through Certificates, Series 2007-4F (the “REMIC Classes”) evidencing the entire beneficial interests in the Underlying Trust;

WHEREAS, all or a portion of the nine separate Exchange Classes (as defined herein) issued hereunder (each representing an undivided beneficial ownership interest in the related Exchangeable REMIC Classes (as defined herein)), may be exchanged for a proportionate interest in such Exchangeable REMIC Classes in the combinations set forth on Appendix A and made a part hereof;

WHEREAS, all or a portion of the Exchangeable REMIC Classes may be exchanged for the Exchange Classes in the same manner; and

WHEREAS, the parties hereto desire to create this Trust to issue the Exchange Classes and certificated interests in the Exchangeable REMIC Classes subject to the terms and conditions set forth herein.

NOW THEREFORE, the parties to this Trust Agreement, in the several capacities hereinabove set forth, do hereby declare and establish this Trust Agreement and do hereby undertake and otherwise agree as follows:

ARTICLE I

DEFINED TERMS

Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Underlying Trust Agreement and the rules of construction set forth therein shall apply hereto. In addition, whenever used in this Trust Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Aggregate Denomination”: As to any Class and date of determination, the aggregate of the denominations of the Outstanding Certificates of such Class on such date.

“Authorized Officer”: The Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President.

“Certificate”: A grantor trust pass-through security issued hereunder in a book-entry form as authorized by this Trust Agreement.

“Certificate Registrar”: For the purposes of this Trust Agreement, the Certificate Registrar appointed pursuant to Section 5.04 of the Standard Terms which shall act as Certificate Registrar under this Trust Agreement subject to the terms and conditions and entitled to the same rights, protections and indemnities set forth in the Trust Agreement.

“Class”: Each Class of Certificates issued or issuable hereunder as set forth in Section 2.02 hereto.

“Class Balance”: With respect to any Class of Certificates, at any time, the aggregate of the Certificate Balances of all Outstanding Certificates of such Class.

“Class Distribution Amount”: As to each Exchange Class and Distribution Date, an amount equal to the aggregate of the distributions on such Distribution Date in respect of each Related REMIC Class multiplied by a fraction, the numerator of which is equal to the Aggregate Denomination of such Related REMIC Class at the close of business on the related Record Date and the denominator of which is the Initial Authorized Denomination with respect to such Related REMIC Class. As to each Related REMIC Class, the sum of (i) the Class Interest Distribution Amount for such Class and (ii) the Class Principal Distribution Amount for such Class.

“Class Interest Distribution Amount”: As to each Exchange Class and each Distribution Date, an amount equal to interest accrued during the related Interest Accrual Period (computed on the basis of a 360-day year consisting of twelve 30-day months) at the applicable Interest Rate on the Class Balance or Notional Amount thereof, as applicable, immediately prior to such Distribution Date.

“Class Principal Distribution Amount”: As to each Exchange Class and each Distribution Date, an amount as to principal equal to (i) the concurrent distribution of principal in respect of each Related REMIC Class multiplied by (ii) a fraction, the numerator of which is the Aggregate Denomination of such Exchange Class and the denominator of which is the Initial Authorized Denomination of such Exchange Class.

“Code”: The Internal Revenue Code of 1986, as amended, including any successor or amendatory provisions.

“Combination Group”: Any allowable combination of Certificates as set forth on Appendix A.

“Distribution Date”: As to any Exchange Class, the Distribution Date for the Related REMIC Classes.

“Exchangeable REMIC Class” or “Exchangeable REMIC Certificates”: The Class 2A-2, Class 2A-4, Class 2A-6, Class 2A-7, Class 2A-8, Class 3A-3, Class 3A-4, Class 3A-5 and Class 3A-6 Certificates, or the Certificates of each such Class, as the context may require, issued by the Underlying Trust in uncertificated form or the certificated pass-through interests in such Classes or Certificates issued hereunder, as applicable.

“Exchange Classes” or “Exchange Certificates”: The Class 2A-1, Class 2A-3, Class 2A-5, Class 3A-2 and Class 3A-11 Certificates, or the Certificates of each such Class, as the context may require.

“Interest Rate”: With respect to each Interest Accrual Period and interest-bearing Related REMIC Class, the per annum rate specified or determined pursuant to the Underlying Trust Agreement for such Interest Accrual Period. With respect to each Interest Accrual Period and Exchange Class, the per annum rate set forth with respect to such Class in the footnotes to the cover of the prospectus supplement relating to the GSR 2007-4F Mortgage Loan Trust Pass-Through Certificates.

“Initial Authorized Denomination”: With respect to any Class and Combination Group, the amount set forth with respect to such Class and such Combination Group in Appendix A under the heading, “Original Class Principal or Notional Balance” or “Maximum Original Class Principal Balance,” as applicable.

“Issue Date”: June 29, 2007.

“Outstanding Certificate”: Any Outstanding Exchange Certificate and Outstanding Exchangeable REMIC Certificate.

“Outstanding Exchange Certificate”: Any Exchange Certificate issued on the Issue Date; provided, however, that upon the exchange of any Exchange Certificate pursuant to Section 2.03 hereof, the Exchange Certificate so exchanged shall be deemed no longer to be an Outstanding Certificate, and each Exchangeable REMIC Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchangeable REMIC Certificate.

“Outstanding Exchangeable REMIC Certificate”: Any Exchangeable REMIC Certificate issued on the Issue Date; provided, however, that upon the exchange of any Exchangeable REMIC Certificate pursuant to Section 2.03 hereof, the Exchangeable REMIC Certificate so exchanged shall be deemed no longer to be an Outstanding Exchangeable REMIC Certificate, and the Exchange Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchange Certificate.

“Paying Agent”: For the purposes of this Trust Agreement, the Paying Agent appointed pursuant to Section 5.08 of the Standard Terms which shall act as Paying Agent under this Trust Agreement subject to the same terms and conditions and entitled to the same rights, protections and indemnities set forth in the Trust Agreement.

“Prospectus”: The prospectus dated February 13, 2007, as supplemented by a prospectus supplement dated June 27, 2007, relating to the GSR Mortgage Loan Trust 2007-4F Mortgage Pass-Through Certificates, Series 2007-4F.

“Realized Loss Allocation Amount”: As to each Exchange Class and Distribution Date, an amount equal to the aggregate of the Realized Losses on such Distribution Date in respect of each Related REMIC Class multiplied by a fraction, the numerator of which is equal to the Aggregate Denomination of such Related REMIC Class at the close of business on the related Record Date and the denominator of which is the Initial Authorized Denomination with respect to such Related REMIC Class.

“Related REMIC Classes”: As to any Exchange Class, the Exchangeable REMIC Classes included in the related Combination Group.

“Trust”: The trust created by this Trust Agreement, the corpus of which consists of the Trust Fund.

“Trust Account”: As defined in Section 3.02 hereof.

“Trust Fund”: The corpus of the trust created by this Trust Agreement, consisting of the Trust Account and the uncertificated interests in the Exchangeable REMIC Certificates issued by the Underlying Trust and all payments thereon and all rights thereunder.

“Underlying Trust”: GSR Mortgage Loan Trust 2007-4F.

ARTICLE II

THE TRUST

Section 2.01. Transfer of Exchangeable REMIC Certificates. Upon the presentation and surrender by any Holder of its Exchangeable REMIC Certificates in the appropriate combination as set forth on Appendix A, such Holder shall hereunder transfer, assign, set over and otherwise convey to the Trustee, all of such Holder’s right, title and interest in and to such Exchangeable REMIC Certificates.

The Trustee acknowledges (i) the transfer and assignment to the Trustee of any uncertificated interests in the Exchangeable REMIC Certificates pursuant to Section 4.05 of the Underlying Trust Agreement and Section 4(c) of the Underwriting Agreement and (ii) any transfer and assignment of certificated Exchangeable REMIC Certificates pursuant to the foregoing paragraph, and hereby declares that it will hold the same in trust for the Certificateholders on the terms in this Trust Agreement contained.

Section 2.02. Certificates. The Certificates authorized by this Trust Agreement shall consist of each Exchange Class and each certificated interest in the related Exchangeable REMIC Classes having the characteristics specified or determined as described in Appendix A, and otherwise shall be subject to the terms and provisions set forth herein.

Section 2.03. Exchanges. Exchange Certificates shall be exchangeable on the books of DTC for Exchangeable REMIC Certificates, and Exchangeable REMIC Certificates shall be exchangeable on the books of DTC for Exchange Certificates, on and after the Closing Date, by notice to the Securities Administrator substantially in the form of Exhibit I-1 or Exhibit I-2 hereto and under the terms and conditions hereinafter set forth and otherwise in accordance with the procedures specified in the Underlying Trust Agreement.

In the case of each Combination Group, Certificates of the Classes of Exchangeable REMIC Certificates in such Combination Group shall be exchangeable for Certificates of the Class of Exchange Certificates related to such Combination Group in respective denominations determined based on the proportion that the initial Certificate Balances or initial Notional Amounts, as applicable, of such Exchangeable REMIC Certificates bear to the original Certificate Balance of the related Exchange Certificates, as set forth in Appendix A. Upon any such exchange the portions of the Exchangeable REMIC Certificates designated for exchange shall be deemed cancelled and replaced by the Exchange Certificate issued in exchange therefor. Correspondingly, Exchange Certificates related to a Combination Group may be further designated for exchange for Certificates of the Exchangeable REMIC Classes in such Combination Group in respective denominations determined based on the proportion that the initial Certificate Balances or initial Notional Amounts, as applicable, of such Exchangeable REMIC Certificates bear to the original Certificate Balances of the related Exchange Certificates, as set forth in Appendix A. There shall be no limitation on the number of exchanges authorized pursuant to this Section 2.03, and, except as provided in the following paragraph, no fee or other charge shall be payable to the Trustee, the Securities Administrator or DTC in connection therewith.

In order to effect an exchange of Certificates, the Certificateholder shall notify the Securities Administrator in writing or by e-mail at ctsspgexchanges@wellsfargo.com no later than two Business Days before the proposed exchange date. The exchange date may be any Business Day from and including the 25th day of the month to the second to the last Business Day of the month subject to the Securities Administrator’s approval. The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received; outstanding Certificate Balance or Notional Amount, as applicable, and the original Certificate Balance or Notional Amount, as applicable, of the Certificates to be exchanged; the Certificateholder’s DTC participant number; and the proposed exchange date. After receiving the notice, the Securities Administrator shall e-mail the Certificateholder with wire payment instructions relating to the exchange fee. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

Notwithstanding any other provision herein set forth, a fee of $5,000 shall be payable to the Securities Administrator in connection with each exchange.

The Securities Administrator shall make the first distribution on an Exchange Certificate or an Exchangeable REMIC Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Section 2.04. Delivery of Instruments. The Securities Administrator shall furnish to each Holder, upon request, copies of this Trust Agreement, without attachments, applicable to the Certificate(s) held by such Holder.

ARTICLE III

CERTIFICATES; DISTRIBUTIONS

Section 3.01. Issuance of Certificates. The Classes of Certificates shall be issued in book-entry form and shall be maintained in the names of the record owners thereof as entries on the books of DTC. Such Certificates shall be in authorized minimum denominations of $25,000 initial Certificate Balance or, if the Class Principal Balance of such Class of Certificates is less than $25,000, the Class Principal Balance thereof, and integral multiples of $1 in excess thereof and may be transferred or pledged in accordance with and subject to regulations governing use of the book-entry system (as the same shall be in effect at the time of any such transfer or pledge) and procedures that are followed generally for book-entry securities.

Section 3.02. Trust Account. On or before the Issue Date, the Securities Administrator shall either (i) open with a depository institution one or more trust accounts in the name of the Trustee on behalf of the Trust Fund that shall collectively be the “Trust Account,” (ii) in lieu of maintaining any such account or accounts, maintain the Trust Account by means of appropriate entries on its books and records designating all amounts credited thereto in respect of the Exchangeable REMIC Certificates and all investments of any such amounts as being held by it in its capacity as Securities Administrator for the benefit of the Holders of the Certificates or (iii) maintain the Trust Account in the form of any combination of accounts or book entries described in clauses (i) and (ii) above. Any manner or manners in which the Trust Account is maintained may at any time be changed without notice to, or the approval of Holders of, the Certificates so long as funds held in the Trust Fund by, or for the account of, the Securities Administrator shall at all times be identified. To the extent that the Trust Account is maintained by the Securities Administrator in the manner provided for in clause (ii) above, all references herein to deposits and withdrawals from the Trust Account shall be deemed to refer to credits and debits to the related books of the Securities Administrator.

The Securities Administrator shall deposit in the Trust Account all distributions in respect of the Exchangeable REMIC Certificates received by it as Securities Administrator hereunder. All such distributions deposited from time to time in the Trust Account and all investments made with such moneys, including all income or other gain from such investments, shall be held by the Securities Administrator in the Trust Account as part of the Trust Fund as herein provided, subject to withdrawal by the Securities Administrator for distributions on the Certificates. The Trust Account shall be an Eligible Account.

Section 3.03. Distributions. On each Distribution Date, the Securities Administrator shall withdraw from the Trust Account the Class Distribution Amount for each Class and shall cause the Paying Agent to make the appropriate distributions to the Holders of each such Class. All distributions of such Class Distribution Amount that are made with respect to a particular Class shall be made pro rata among all Certificates of such class in proportion to their respective Certificate Balances or Notional Amounts, as applicable, with no preference or priority of any kind. As among any Outstanding Exchange Certificates, distributions shall be made to such Certificates, pro rata, in proportion to the Class Principal Balance of each such Outstanding Exchange Certificate.

Section 3.04. Allocation of Realized Losses. On each Distribution Date, the Realized Loss Allocation Amount for each Exchange Class shall be applied to such Class. As among any Outstanding Exchange Certificates, such Realized Loss Allocation Amount shall be applied to each Certificates of such Class, pro rata, in proportion to the principal balance of each such Class.

ARTICLE IV

LIMITATION OF LIABILITY

The Trustee and the Securities Administrator shall be entitled to the same rights, protections and indemnities afforded to them under the Underlying Trust Agreement.

ARTICLE V

THE TRUSTEE

In the event that there shall be any matter arising under the Underlying Trust Agreement that requires the vote of Holders of Certificates outstanding thereunder, the Trustee as the holder of the related Exchangeable REMIC Certificates shall vote such Exchangeable REMIC Certificates in such amounts and proportions as shall reflect instructions received from Holders of any Outstanding Exchange Certificates issued in exchange for such Exchangeable REMIC Certificates.

ARTICLE VI

TERMINATION

The respective obligations and responsibilities of the Securities Administrator and the Trustee shall terminate as to the Trust Fund upon the same terms and conditions as the Underlying Trust Agreement.

ARTICLE VII

SUPPLEMENTAL AGREEMENTS

This Trust Agreement may be amended or supplemented from time to time by the Master Servicer, the Depositor, the Securities Administrator and the Trustee upon the same terms and conditions as the Underlying Trust Agreement may be amended or supplemented.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Certificateholders. The death or incapacity of any Certificateholder shall neither operate to terminate this Trust Agreement, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the affairs of the Trust Fund, nor otherwise affect the rights, duties and obligations of any of the parties to this Trust Agreement.

Except as provided in Article V and Article VII, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Trust Agreement pursuant to any provision hereof.

No Certificateholder shall have any right, by virtue of any provision of this Trust Agreement, to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Trust Agreement unless an Event of Default shall have occurred and be continuing in respect of this Trust Agreement. It is understood and intended, and is expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of the Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02. Governing Law. THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03. Demands, Notices and Communications. All formal demands, notices and communications by and among the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent and the Holder of any Certificate shall be in writing and delivered in person or by first class mail, postage prepaid to the Trustee, the Securities Administrator or the Certificate Registrar, as applicable, at its address set forth in the Underlying Trust Agreement, or to the Holder of any Certificate at its address as set forth on the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given whether or not the Person to whom such notice shall have been directed receives such notice.

Section 8.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the Holders thereof.

Section 8.05. Tax Status and Reporting. It is the intended that the Trust Fund created hereunder be considered a “grantor trust” under the Code. Based upon such characterization, within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Securities Administrator shall mail to each person who so requests in writing and who at anytime during such calendar year shall have been a Certificateholder the necessary information under applicable law for preparation of such Holder’s federal and state income tax returns unless substantially similar information has been previously provided to such Certificateholder.

For federal income tax purposes, the grantor trust created hereunder shall have a calendar year taxable year. The Securities Administrator shall prepare or cause to be prepared and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities, income tax information returns for each taxable year with respect to the grantor trust.

IN WITNESS WHEREOF, the parties hereto hereby execute this Trust Agreement, as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION,
solely in its capacity as Trustee

By: /s/ Patricia O'Neill
Name: Patricia O'Neill
Title: Vice President

WELLS FARGO BANK, N.A.,
in its capacity as Securities Administrator
and Master Servicer

By: /s/ Martin Reed
Name: Martin Reed                            _
                            Title: Vice President

GS MORTGAGE SECURITIES CORP.,
in its capacity as Depositor

By: /s/ Michelle Gill
Name: Michelle Gill
Title: Vice President

APPENDIX A

AVAILABLE COMBINATIONS

Exchangeable REMIC Certificates				Exchangeable Certificates
Collateral Group	Exchangeable REMIC Class	Original Class Principal Balance(1)	CUSIP Number	Exchangeable Class	Original Class Principal Balance(1)	CUSIP Number
	Combination 1
2	2A-2	$112,720,000	362669 AC7	2A-1	$160,449,000	362669 AB9
	2A-4	$ 8,167,000	362669 AE3
	2A-6	$ 7,472,000	362669 AG8
	2A-7	$ 29,851,000	362669 AH6
	2A-8	$ 2,239,000	362669 AJ2
	Combination 2
2	2A-2	$112,720,000	362669 AC7	2A-3	$120,887,000	362669 AD5
	2A-4	$ 8,167,000	362669 AE3
	Combination 3
2	2A-4	$ 8,167,000	362669 AE3	2A-5	$ 15,639,000	362669 AF0
	2A-6	$ 7,472,000	362669 AG8
	Combination 4
3	3A-3	$ 81,945,000	362669 AM5	3A-11	$250,595,395	362669 BM4
	3A-4	$100,154,000	362669 AN3
	3A-5	$ 18,377,000	362669 AP8
	3A-6	$ 50,119,395	362669 AQ6
	Combination 5
3	3A-3	$ 81,945,000	362669 AM5	3A-2	$182,099,000	362669 AL7
	3A-4	$100,154,000	362669 AN3

(1)
Exchangeable REMIC Certificates and Exchange Certificates in any recombinations may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

A-1

EXHIBIT I-1

FORM OF EXCHANGE LETTER

___, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479,
Attention: GSR 2007-[ ]F

Re:	GSR Mortgage Loan Trust 2007-[ ]F,
Mortgage Pass-Through Certificates, Series 2007-[ ]F

Ladies and Gentlemen:

Pursuant to the terms of that certain Trust Agreement dated as of [ ], 2007 (the “Trust Agreement”), by and among GS Mortgage Securities Corp., as depositor, U.S. Bank National Association, as trustee (the “Trustee”), [ ], as custodian(s), and Wells Fargo Bank, N.A., as master servicer and securities administrator (in such capacity, the “Securities Administrator”), we hereby present and surrender the Exchangeable REMIC Certificates specified on Schedule I attached hereto (the “Exchangeable REMIC Certificates”) and transfer, assign, set over and otherwise convey to the Securities Administrator, all of our right, title and interest in and to the Exchangeable REMIC Certificates, including all payments of interest thereon received after [________, 20___], in exchange for the Exchange Certificates specified on Schedule I attached hereto (the “Exchange Certificates”).

We agree that upon such exchange the portions of the Exchangeable REMIC Certificates designated for exchange shall be deemed cancelled and replaced by the Exchange Certificates issued in exchange therefor. We confirm that we have paid a fee to the Securities Administrator in connection with each such exchange equal to $5,000.

I-1-1

Sincerely,

By: ________________________
Name:
Title:

I-1-2

Acknowledged by:

WELLS FARGO BANK, N.A.,
as Securities Administrator

By: ____________________________
Name:
Title:

I-1-3

EXHIBIT I-2

FORM OF EXCHANGE LETTER

___, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479,
Attention: GSR 2007-[ ]F

Re:	GSR Mortgage Loan Trust 2007-[ ]F,
Mortgage Pass-Through Certificates, Series 2007-[ ]F

Ladies and Gentlemen:

Pursuant to the terms of that certain Trust Agreement dated as of [ ], 2007 (the “Trust Agreement”), by and among GS Mortgage Securities Corp., as depositor, U.S. Bank National Association, as trustee (the “Trustee”), [ ], as custodian(s), and Wells Fargo Bank, N.A., as master servicer and securities administrator (in such capacity, the “Securities Administrator”), we hereby present and surrender the Exchange Certificates specified on Schedule I attached hereto (the “Exchange Certificates”) and transfer, assign, set over and otherwise convey to the Securities Administrator, all of our right, title and interest in and to the Exchangeable REMIC Certificates, including all payments of interest thereon received after [________, 20___], in exchange for the Exchangeable REMIC Certificates specified on Schedule I attached hereto (the “Exchangeable REMIC Certificates”).

We agree that upon such exchange the portions of the Exchange Certificates designated for exchange shall be deemed cancelled and replaced by the Exchangeable REMIC Certificates issued in exchange therefor. We confirm that we have paid a fee to the Securities Administrator in connection with each such exchange equal to $5,000.

Sincerely,

By: ________________________
Name:
Title:

Acknowledged by:

WELLS FARGO BANK, N.A.,
as Securities Administrator

By: ____________________________
Name:
Title:

SCHEDULE I